UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2006
                               (October 13, 2006)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

         Delaware                     000-16299                  13-3054685
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

  700 Airport Blvd. Suite 300, Burlingame, CA                      94010
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a
Provision of the Code of Ethics.

     On October 13, 2006, the Company approved an amendment and restatement of its Code of Ethics, and renamed it the "Code of Business Conduct and Ethics" (the "Code"). The Company amended and restated the Code, as part of its continuing evaluation of its corporate governance matters.

     The Code is attached to this Current Report on Form 8-K as Exhibit 14. Some of the material provisions of the Code, as amended and restated, are as follows:

o The Code provides that, among other things, each officer, employee, agent, contractor, and director has a responsibility to the Company, the stockholders, and to each other. Although this duty does not prevent engaging in personal transactions and investments, it does demand avoiding situations where a conflict of interest might occur or appear to occur.

o The Code provides that, among other things, if an employee is considering investing in a Company customer, supplier, or competitor, and is in a position to influence a decision relating to the Company customer, supplier, developer, or competitor, the employee must take great care to ensure that these investments do not compromise his or her responsibilities to the Company.

o The Code provides that, among other things, employees and officers may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such an opportunity.

o The Code provides that, among other things, the Company's internal review processes and external independent auditing processes are essential to the proper reporting of the Company's financial information. The Code further provides that the Audit Committee of the Company's Board has the responsibility to review the Company's policies and practice with respect to financial reporting.

o The Code provides that, among other things, no Company officer, director, or other employee, agent or contractor may, directly or indirectly, sell any equity security, including derivatives of the Company if he or she 1) does not own the security sold, or 2) if he or she owns the security, does not deliver it against such sale (a "short sale against the box") within 20 days thereafter, or does not within 5 days after such sale deposit it in the mails or other usual channels of transportation.

o The Code provides that, among other things, although the Company's prosperity depends on its ability to outperform its competitors, the Company is committed to achieving success by fair and ethical means. The Company seeks to maintain a reputation for honesty and fair dealing among its competitors and the public alike. The Code further provides that employees are prohibited from engaging in any dishonest, unethical or illegal business practices.

o The Code provides that, among other things, the Company expects all employees to comply with the provisions of this Code. Any waiver of this code for executive officers or directors may be made only by formal action of the Board and will be promptly disclosed to the public in accordance with requirements of the Securities and Exchange Commission and the NASDAQ rules.

o The Code provides that, among other things, protecting the Company's assets is a key fiduciary responsibility of every employee, agent, consultant and contractor. The Code further provides that care should be taken to ensure that assets are not misappropriated, loaned to others, sold or donated, without appropriate authorization.

o The Code provides that, among other things, all employees have a duty to report any violations of this Code, violations of any laws, rules, or regulations and any financial misconduct, illegal financial activities, accounting or auditing fraud. The Code further provides that employees have a duty to report any transaction or relationship that could reasonably be expected to give rise to a conflict of interest. And the Code provides for a reporting mechanism whereby an employee who is aware of a potential conflict of interest, or who believes that the Code has been violated by an employee, must promptly report the violation to his or her direct supervisor or the Compliance Officer.


Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits

          Number   Description

          14       ANTs software inc. Code of Business Conduct and Ethics


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANTs software inc.

Date: October 18, 2006              By: /s/ Kenneth Ruotolo
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                                        Kenneth Ruotolo, Chief Financial Officer